Exhibit 99.1

Net Element Receives Positive Nasdaq Listing Determination;

Common Stock to Continue to Trade on Nasdaq

MIAMI - August 21, 2017 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global financial technology and value-added solutions group that supports electronic payments acceptance in an omni-channel environment spanning across point-of-sale (POS), e-commerce and mobile devices, today announces that the Nasdaq Hearings Panel (the “Panel”) has granted the Company’s request for the continued listing of its common stock on Nasdaq, subject to the Company providing the Panel evidence of compliance with all requirements for continued listing on The Nasdaq Capital Market not later than October 20, 2017.

On August 18, 2017, the Company received a letter from the Nasdaq Listing Qualifications Staff (the "Staff") advising that the Staff had determined that, because the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2017 (the “June 30 Form 10Q”) reported stockholders’ equity of $1,975,435 is less than the $2.5 million requirement for continued listing, the Company no longer complies with Nasdaq Listing Rule 5550(b) (the “Rule”), which serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

In anticipation of this deficiency, the Company addressed its plan for demonstrating compliance with the stockholders’ equity requirement at its hearing before the Panel, which was the basis for the decision of the Panel to grant the Company an exception through October 20, 2017 to comply with the stockholders’ equity and $1.00 bid price requirements. Notwithstanding, the Staff was required to provide the Company with formal notice of the stockholders’ equity issue following the filing of the June 30 Form 10Q. While the Staff’s letter affords the Company the opportunity to make a further submission to the Panel addressing this issue, the Company does not intend to so given that the Panel has already granted the Company the requested exception. Notwithstanding the foregoing, there can be no assurance that the Company will cure its stockholders’ equity or bid price deficiencies.

“We are working diligently to comply with Nasdaq’s listing requirements while improving shareholder value,” commented Oleg Firer, CEO of Net Element.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the US and selected emerging markets. In the US it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant and retail point-of-sale solution Aptito. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions such as UAE, Kazakhstan, Kyrgyzstan and Azerbaijan where initiatives have been recently launched. Net Element was named in 2016 by South Florida Business Journal as one of the fastest growing technology companies. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether the Company can comply with the applicable continued listing criteria within the period of time provided by the Nasdaq Hearings Panel. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia; (xiii) ability of Net Element to cure its stockholders’ equity or bid price deficiencies with respect to The Nasdaq Capital Market continued listing requirements. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502